UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): November 2, 2016
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2016, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Herbert Hainer as a new director of the Company, upon the recommendation of the Board’s Nominating & Governance Committee. Mr. Hainer will serve until the Company’s 2017 annual general meeting of shareholders, when he will be subject to re-appointment by a vote of the Company’s shareholders.
Mr. Hainer, 62, was chief executive officer and chairman of the executive board of adidas AG (“adidas”) from 2001 until his retirement in September 2016. Mr. Hainer joined adidas in 1987 and advanced through a series of sales and management roles, including national sales director for Germany and senior vice president in charge of sales and logistics for the Europe, Middle East & Africa region. He became a member of the executive board in 1997, and was named vice chairman in 2000 and chief executive officer and chairman of the executive board the following year. Earlier in his career, Mr. Hainer was a divisional sales manager with The Procter & Gamble Company in Germany for eight years.
Mr. Hainer is a director of Deutsche Lufthansa AG and serves on the supervisory board of Allianz Deutschland AG. He holds a degree in business studies from the University of Applied Sciences in Landshut, Germany.
Mr. Hainer has been appointed to serve on the Board’s Compensation Committee and Finance Committee. He will receive the pro rata portion of the standard compensation for service on the Board (currently $100,000 per annum) and the committees to which he has been appointed (currently $7,500 per annum for service on the Compensation Committee and $7,500 per annum for service on the Finance Committee), based on the number of days remaining in the current director compensation year. Mr. Hainer may elect to receive his compensation in cash or equity. He will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.
The Company expects Mr. Hainer to enter into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.
A copy of the Company’s news release issued on November 2, 2016 regarding the appointment of Mr. Hainer to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99     News Release of Accenture plc, dated November 2, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2016	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture plc, dated November 2, 2016